Exhibit 99.1

IN THE DISTRICT COURT OF APPEAL
FIRST DISTRICT, STATE OF FLORIDA

LUNG CHEONG	NOT FINAL UNTIL TIME EXPIRES TO
INTERNATIONAL HOLDINGS	FILE MOTION FOR REHEARING AND
LIMITED, TIMOTHY YOUNG and	DISPOSITION THEREOF IF FILED
KID GALAXY, INC., f/k/a LC
ACQUISITION CORP.,	CASE NO. 1D06-6327

Appellants,

v.

ACTION PRODUCTS

INTERNATIONAL, INC.,

Appellee.

Opinion filed November 30, 2007.

An appeal from the Circuit Court for Alachua County.

Toby S. Monaco, Judge

Janet M. Courtney and H. Gregory McNeill of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., Orlando, and Paul F. Hancock, Jonathan B. Morton and Melissa D. Sanchez of the Law Firm of Kirkpatrick & Lockhart Preston Gates Ellis, LLP, Miami, for Appellants.

Keith Mitnik of Morgan & Morgan, P.A., Orlando and Victor Kline of Greenspoon Marder, P.A., Orlando for Appellee.

PER CURIAM.

AFFIRMED.

ALLEN, DAVIS, and BENTON, JJ., CONCUR.

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